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                                                                     EXHIBIT 4.5


           SUPPLEMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT

         This Supplement No. 1 to the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of March 10, 1986, as amended and restated as of February 28, 1996, between A. H. Belo Corporation, a Delaware corporation (the "Company"), and Chemical Mellon Shareholder Services, L.L.C., a New York banking corporation ("Chemical Mellon"), is made and entered into by and among the Company and The First National Bank of Boston ("Bank of Boston").

                                    RECITALS

         A. In accordance with the provisions of Section 21 of the Rights Agreement, the Company has caused the removal of Chemical Mellon as the Rights Agent under the Rights Agreement, effective as of November ___, 1996.

         B. To replace Chemical Mellon, the Company desires to appoint Bank of Boston as Rights Agent and Bank of Boston desires to accept such appointment.

         NOW THEREFORE, pursuant to the provisions of Section 21 of the Rights
Agreement,   Bank of Boston is hereby appointed by the Company as Rights Agent under the Rights Agreement and is hereby vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent.

         Additionally, Section 31 of the Rights Agreement is hereby restated in its entirety as follows:

                 "This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; except that the rights, duties and obligations of The First National Bank of Boston under this Agreement shall be governed by the laws of the State of Massachusetts without reference to the choice of law doctrine of such
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                 State."

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 1 to be duly executed and attested as of the ____ day of November, 1996.



                                              A. H. BELO CORPORATION
ATTEST:

------------------------------                ---------------------------------

Name:                                         Name:
     -------------------------                     ----------------------------

Title:                                        Title:
      ------------------------                      ---------------------------



                                              THE FIRST NATIONAL BANK OF BOSTON
ATTEST:

------------------------------                ---------------------------------

Name:                                         Name:
     -------------------------                     ----------------------------

Title:                                        Title:
      ------------------------                      ---------------------------


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